Exhibit 99.1

RAMCO-GERSHENSON PROPERTIES TRUST REPORTS
FINANCIAL AND OPERATING RESULTS FOR THE FOURTH QUARTER AND YEAR-END 2015
AND PROVIDES GUIDANCE FOR 2016

FARMINGTON HILLS, Michigan – February 23, 2016 - Ramco-Gershenson Properties Trust (NYSE:RPT) today announced its financial and operating results for the three and twelve months ended December 31, 2015. The Company also provided guidance for 2016.

FULL YEAR 2015 FINANCIAL AND OPERATING HIGHLIGHTS:

•	Reported Operating Funds from Operations (“Operating FFO”) of $1.39 per diluted share, compared to $1.27 for the comparable period in 2014.

•	Generated same-center net operating income (“NOI”) growth of 3.9%, excluding redevelopments same-center NOI growth was 2.3%.

•	Signed 286 leases encompassing 1,795,051 square feet at comparable rental growth of 9.1%.

•	Sold $88.7 million of non-core properties at a blended capitalization rate of 6.4%.

•	Acquired its joint venture partners' interest in seven high-quality shopping centers for $185.9 million.

•	Completed approximately $32.8 million in redevelopment projects at a stabilized return on cost of 9.8%.

•	Increased annual dividend by 5.0%, to $0.82 per share.

“Our performance in 2015 reflects an ongoing streamlining of our portfolio with a focus on high-growth central U.S. metro markets. This includes further upgrading of our income quality with best-in-class tenancies and maintaining an investment grade balance sheet.  Our growth in earnings for the year allowed us to increase our annual dividend by 5.0%,” said Dennis Gershenson, President and Chief Executive Officer.   “In 2016, we are focused on further improving our portfolio through the value-add redevelopments of our shopping centers and the sale of non-core properties. These activities, will position our portfolio of large, multi-anchored community centers for superior growth and value creation in 2017 and beyond.”

FINANCIAL RESULTS:
For the three months ended December 31, 2015:

•	Operating FFO of $30.3 million, or $0.34 per diluted share, compared to $29.1 million or $0.33 per diluted share for the same period in 2014.

•
Funds from Operations (“FFO”) of $30.2 million, or $0.34 per diluted share, compared to $3.8 million, or $0.05 per diluted share for the same period in 2014. The change in FFO quarter-over-quarter was impacted by a $23.3 million non-cash impairment charge related to land available for development or sale incurred in the fourth quarter of 2014.

•	Net income available to common shareholders of $13.0 million, or $0.16 per diluted share, compared to a net loss of $14.0 million, or $0.18 per diluted share for the same period in 2014.

For the twelve months ended December 31, 2015:

•	Operating FFO of $121.8 million, or $1.39 per diluted share, compared to $103.5 million, or $1.27 per diluted share for the same period in 2014.

•
FFO of $119.6 million, or $1.36 per diluted share, compared to $70.3 million, or $0.94 per diluted share for the same period in 2014. The change in FFO year-over-year was also impacted by the aforementioned $23.3 million non-cash impairment charge.

•	Net income available to common shareholders of $57.8 million, or $0.73 per diluted share, compared to a net loss of $9.6 million, or $0.14 per diluted share for the same period in 2014.

FOURTH QUARTER OPERATING RESULTS:

•
Same-center NOI growth for the fourth quarter of 1.7%, excluding redevelopments same-center NOI was 1.1%, reflecting slightly lower occupancy in the same-center pool as the Company continues to drive the quality of it small-shop leases.

•	Signed 70 leases encompassing 407,975 square feet at comparable rental growth of 10.1%.

•	Consolidated portfolio leased occupancy of 94.6% and physical occupancy of 94.0%.

YEAR-END BALANCE SHEET METRICS:

•	Net debt to total market capitalization of 42.3%.

•	Net debt to EBITDA of 6.6x, interest coverage of 3.9x, and fixed charge coverage of 3.1x.

•	Weighted average term of debt to maturity of 6.5 years.

INVESTMENT ACTIVITY:
Capital Recycling:

During the fourth quarter, the Company sold its ownership interest in three non-core shopping centers for approximately $32.1 million, including its 100% interest in Cocoa Commons, a 90,000 square foot shopping center anchored by Publix, in Cocoa, Florida and Horizon Village, a 97,000 square foot shopping center anchored by Movie Tavern Grill, You Fit Health Club and Crossroads Treatment Center, in Suwanee, Georgia; as well as its 20% interest in Chester Springs, a 223,000 shopping center anchored by Marshalls and Shop-Rite Supermarket, in Chester Springs, New Jersey.

Subsequent to quarter-end, the Company sold Troy Towne Center, a 144,000 square foot shopping center anchored by Kohl's and Petco, in Troy, Ohio for $12.4 million.

In 2015, the Company sold $88.7 million in wholly-owned and joint venture properties primarily in markets that are not part of the Company's long-term strategic plan. Proceeds from the sales were used to reduce debt and fund the Company's business plan.

Acquisitions
In 2015, the Company acquired its joint partners' interest in seven high-quality shopping centers for $185.9 million. A number of these centers have redevelopment opportunities that the Company plans to capitalize on over the next 12-18 months. The shopping centers encompass over 1.4 million square feet and are anchored by leading retailers, including Whole Foods, Home Depot, Bed Bath & Beyond, and Jewel-Osco. The Company also acquired three retail buildings contiguous to existing Ramco centers.

Redevelopment
In 2015, the Company completed approximately $32.8 million of value-add redevelopments at a stabilized return on cost of 9.8%. At December 31, 2015, the Company's redevelopment pipeline consisted of 10 projects with an estimated total cost of $76.8 million, which are expected to stabilize over the next two years at an average return on cost between 9% - 10%.

FINANCING ACTIVITY:

In the fourth quarter, the Company closed a $50.0 million private placement of senior unsecured notes. The financing consists of $25.0 million of notes with a ten-year term priced at a fixed interest rate of 4.05% and $25.0 million of notes with an eleven-year term priced at a fixed interest rate of 4.28%.

At year-end, the Company had $758.1 million of unsecured debt at an average interest rate of 3.6% and $322.5 million in mortgage debt at an average interest rate of 5.4%. The average term for all debt was 6.5 years and the unencumbered asset pool was approximately $2.0 billion.

DIVIDEND:

In the fourth quarter, the Company declared a regular cash dividend of $0.21 per common share for the period October 1, 2015 through December 31, 2015 and a Series D convertible perpetual preferred share dividend of $0.90625 per share for the same period. The dividends were paid on January 4, 2016 to shareholders of record as of December 21, 2015. During the year, the Company declared dividends of $0.82 per common share. The Operating FFO payout ratio for the full year was 59.0%.

2016 GUIDANCE:

The Company is introducing guidance for 2016 FFO and Operating FFO per diluted share, as well as certain other key measures:

Reported Funds from Operations	$1.33 - $1.40
Less: Gain on Land Sales	$0.01 - $0.02
Operating Funds from Operations	$1.32 - $1.38
Same-Center NOI increase with redevelopments	3.0% - 4.0%
Same-Center NOI increase without redevelopments	2.0% - 3.0%
Dispositions	$100 Million - $125 Million
Acquisitions	Opportunistic
General and Administrative Expense	$22 Million - $23 Million
Debt to EBITDA	6.2x - 6.4x

The Company's 2016 guidance excludes any unforeseen one-time items including provisions for impairment, transactions costs, gain or loss on extinguishment of debt and other items.

CONFERENCE CALL/WEBCAST:

Ramco-Gershenson Properties Trust will host a live broadcast of its fourth quarter conference call on Wednesday, February 24, 2016 at 9:00 a.m. eastern time, to discuss its financial and operating results as well as its 2016 guidance. The live broadcast will be available on-line at www.rgpt.com and www.investorcalendar.com and also by telephone at (877) 407-9205, no pass code needed. A replay will be available shortly after the call on the aforementioned websites (for ninety days) or by telephone at (877) 660-6853, (Conference ID: 13628563), for one week.

SUPPLEMENTAL MATERIALS:

The Company’s quarterly financial and operating supplement is available on its corporate web site at www.rgpt.com. If you wish to receive a copy via email, please send requests to dhendershot@rgpt.com.

ABOUT RAMCO-GERSHENSON PROPERTIES TRUST:

Ramco-Gershenson Properties Trust (NYSE:RPT) is a fully integrated, self-administered, publicly-traded real estate investment trust (REIT) based in Farmington Hills, Michigan.  The Company's business is the ownership and management of large, multi-anchor shopping centers primarily in a number of the largest metropolitan markets in the central United States.  At December 31, 2015, the Company owned interests in and managed a portfolio of 73 shopping centers and one office building with approximately 15.9 million square feet of gross leasable area. At December 31, 2015, the Company's consolidated portfolio was 94.6% leased. Additional information regarding the Company is available on its corporate website: www.rgpt.com.

This press release may contain forward-looking statements that represent the Company’s expectations and projections for the future. Management of Ramco-Gershenson believes the expectations reflected in any forward-looking statements made in this press release are based on reasonable assumptions. Certain factors could occur that might cause actual results to vary, including deterioration in national economic conditions, weakening of real estate markets, decreases in the availability of credit, increases in interest rates, adverse changes in the retail industry, our continuing ability to qualify as a REIT and other factors discussed in the Company’s reports filed with the Securities and Exchange Commission.

Company Contact:
Dawn L. Hendershot, Vice President of Investor Relations
and Corporate Communications
31500 Northwestern Highway, Suite 300
Farmington Hills, MI 48334
dhendershot@rgpt.com
(248) 592-6202

RAMCO-GERSHENSON PROPERTIES TRUST
CONSOLIDATED BALANCE SHEETS
(In thousands, except per share amounts)

	December 31,
	2015	2014
ASSETS
Income producing properties, at cost:
Land	$392,352	$341,388
Buildings and improvements	1,792,129	1,592,644
Less accumulated depreciation and amortization	(331,520)	(287,177)
Income producing properties, net	1,852,961	1,646,855
Construction in progress and land available for development or sale	60,166	74,655
Real estate held for sale	453	—
Net real estate	1,913,580	1,721,510
Equity investments in unconsolidated joint ventures	4,325	28,733
Cash and cash equivalents	6,644	9,335
Restricted cash	8,708	8,163
Accounts receivable, net	18,705	11,997
Acquired lease intangibles, net	88,819	77,045
Other assets, net	87,890	87,549
TOTAL ASSETS	$2,128,671	$1,944,332

LIABILITIES AND SHAREHOLDERS' EQUITY
Notes payable, net	$1,083,711	$917,658
Capital lease obligation	1,108	1,828
Accounts payable and accrued expenses	44,480	44,232
Acquired lease intangibles, net	64,193	54,278
Other liabilities	10,035	10,106
Distributions payable	18,807	17,951
TOTAL LIABILITIES	1,222,334	1,046,053

Commitments and Contingencies

Ramco-Gershenson Properties Trust ("RPT") Shareholders' Equity:
Preferred shares, $0.01 par, 2,000 shares authorized: 7.25% Series D Cumulative Convertible Perpetual Preferred Shares, (stated at liquidation preference $50 per share), 1,849 and 2,000 shares issued and outstanding as of December 31, 2015 and 2014, respectively	92,427	100,000
Common shares of beneficial interest, $0.01 par, 120,000 shares authorized, 79,162 and 77,573 shares issued and outstanding as of December 31, 2015 and 2014, respectively	792	776
Additional paid-in capital	1,156,345	1,130,262
Accumulated distributions in excess of net income	(363,937)	(356,715)
Accumulated other comprehensive loss	(1,404)	(1,966)
TOTAL SHAREHOLDERS' EQUITY ATTRIBUTABLE TO RPT	884,223	872,357
Noncontrolling interest	22,114	25,922
TOTAL SHAREHOLDERS' EQUITY	906,337	898,279
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$2,128,671	$1,944,332

RAMCO-GERSHENSON PROPERTIES TRUST
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
REVENUE
Minimum rent	$48,196	$43,635	$183,198	$157,691
Percentage rent	143	57	539	264
Recovery income from tenants	18,039	15,999	61,561	52,828
Other property income	1,869	2,935	4,739	5,521
Management and other fee income	331	531	1,753	2,059
TOTAL REVENUE	68,578	63,157	251,790	218,363

EXPENSES
Recoverable operating & real estate tax expense	20,192	18,524	69,341	58,793
Other non-recoverable operating expense	1,463	1,007	4,271	3,633
Depreciation and amortization	25,042	20,605	89,439	81,182
Acquisition costs	70	168	644	1,890
General and administrative expense	5,709	5,575	20,077	21,670
Provision for impairment	—	27,865	2,521	27,865
TOTAL EXPENSES	52,476	73,744	186,293	195,033

OPERATING INCOME (LOSS)	16,102	(10,587)	65,497	23,330

OTHER INCOME AND EXPENSES
Other expense, net	(262)	(74)	(624)	(689)
Gain on sale of real estate	9,565	7,927	17,570	10,857
Earnings from unconsolidated joint ventures	724	411	17,696	75
Interest expense	(10,660)	(9,866)	(40,778)	(33,742)
Amortization of deferred financing fees	(380)	(331)	(1,433)	(1,446)
Gain on remeasurement of unconsolidated joint ventures	—	—	7,892	117
Gain (loss) on extinguishment of debt	—	—	1,414	(860)
INCOME (LOSS) BEFORE TAX	15,089	(12,520)	67,234	(2,358)
Income tax provision	(33)	(36)	(339)	(54)
NET INCOME (LOSS)	15,056	(12,556)	66,895	(2,412)
Net (income) loss attributable to noncontrolling partner interest	(370)	351	(1,786)	48
NET INCOME (LOSS) ATTRIBUTABLE TO RPT	14,686	(12,205)	65,109	(2,364)
Preferred share dividends	(1,676)	(1,812)	(6,838)	(7,250)
Preferred share conversion costs	—	—	(500)	—
NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS	$13,010	$(14,017)	$57,771	$(9,614)

EARNINGS (LOSS) PER COMMON SHARE
Basic	$0.16	$(0.18)	$0.73	$(0.14)
Diluted	$0.16	$(0.18)	$0.73	$(0.14)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	79,162	77,564	78,848	72,118
Diluted	79,339	77,564	79,035	72,118

RAMCO-GERSHENSON PROPERTIES TRUST
FUNDS FROM OPERATIONS
(In thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014

Net income (loss) available to common shareholders	$13,010	$(14,017)	$57,771	$(9,614)
Adjustments:
Rental property depreciation and amortization expense	25,004	20,574	89,289	80,826
Pro-rata share of real estate depreciation from unconsolidated joint ventures	88	596	1,782	4,719
Gain on sale of depreciable real estate (1)	(9,360)	(7,556)	(13,529)	(10,022)
Gain on sale of joint venture depreciable real estate (2)	(605)	—	(16,489)	—
Provision for impairment on income-producing properties	—	4,580	—	4,580
Gain on remeasurement of unconsolidated joint ventures (3)	—	—	(7,892)	(117)
Noncontrolling interest in Operating Partnership (4)	370	(351)	1,786	(48)
FFO	$28,507	$3,826	$112,718	$70,324

Add preferred share dividends (assuming conversion) (5)	1,676	—	6,838	—
FFO available to common shareholders	$30,183	$3,826	$119,556	$70,324

Provision for impairment on land available for development or sale	—	23,285	2,521	23,285
(Gain) loss on extinguishment of debt	—	—	(1,414)	860
Gain on extinguishment of joint venture debt, net of RPT expenses (2)	—	—	—	(106)
Acquisition costs	70	168	644	1,890
Preferred share dividends (assuming conversion) and conversion costs (6)	—	1,812	500	7,250
OPERATING FFO	$30,253	$29,091	$121,807	$103,503

Weighted average common shares	79,162	77,564	78,848	72,118
Shares issuable upon conversion of Operating Partnership Units (4)	2,029	2,247	2,187	2,250
Dilutive effect of securities	177	222	187	217
Subtotal	81,368	80,033	81,222	74,585
Shares issuable upon conversion of preferred shares (5)(6)	6,553	7,019	6,692	7,019
WEIGHTED AVERAGE EQUIVALENT SHARES OUTSTANDING, DILUTED	87,921	87,052	87,914	81,604

FFO, PER DILUTED SHARE (5)(7)	$0.34	$0.05	$1.36	$0.94

OPERATING FFO, PER DILUTED SHARE (6)	$0.34	$0.33	$1.39	$1.27

Dividend per common share	$0.21000	$0.20000	$0.82000	$0.77500
Payout ratio - Operating FFO	61.8%	60.6%	59.0%	61.0%

(1)	Includes $5.7 million net gain recognized as a result of Ramco 450 Venture LLC selling its last property.

(2)	Amount included in earnings from unconsolidated joint ventures.

(3)
In the third quarter 2015, we purchased our partner's interest in six properties owned by Ramco 450 Venture LLC and one property owned by Ramco/Lion Venture L.P. The total gain of $7.9 million in the twelve months ended December 31, 2015, represents the difference between the carrying value and the fair value of our previously held equity investment in the properties.

(4)	The total noncontrolling interest reflects OP units convertible 1:1 into common shares.

(5)	Series D convertible preferred shares were dilutive for FFO for the three and the twelve months ended December 31, 2015 and anti-dilutive for the comparable period in 2014.

(6)	Series D convertible preferred shares were dilutive for Operating FFO for year ended December 31, 2014.

(7)	The year ended December 31, 2015 includes $0.04 per share attributable to gain on sale of land at Gaines Marketplace.
Management considers funds from operations, also known as “FFO”, to be an appropriate supplemental measure of the financial performance of an equity REIT.  Under the NAREIT definition, FFO represents net income (computed in accordance with generally accepted accounting principles), excluding gains (or losses) from sales of depreciable property and excluding impairment provisions on depreciable real estate or on investments in non-consolidated investees that are driven by measurable decreases in the fair value of depreciable real estate held by the investee, plus depreciation and amortization, (excluding amortization of financing costs). Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect funds from operations on the same basis.
In addition to FFO available to common shareholders, we include Operating FFO available to common shareholders as an additional measure of financial and operating performance. Operating FFO excludes acquisition costs and periodic items such as impairment provisions on land available for development or sale, bargain purchase gains, and gains or losses on extinguishment of debt that are not adjusted under the current NAREIT definition of FFO.  We provide a reconciliation of FFO to Operating FFO. FFO and Operating FFO should not be considered alternatives to GAAP net income available to common shareholders or as alternatives to cash flow as measures of liquidity.
While we consider FFO available to common shareholders and Operating FFO available to common shareholders useful measures for reviewing our comparative operating and financial performance between periods or to compare our performance to different REITs, our computations of FFO and Operating FFO may differ from the computations utilized by other real estate companies, and therefore, may not be comparable.